STRUCTURING FEE AND AFTERMARKET SUPPORT AGREEMENT



                                                                  June [ ], 2005

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

       Reference is made to the Purchase Agreement dated June [ ], 2005 (the "Purchase Agreement"), by and among Lazard World Dividend & Income Fund, Inc. (the "Fund"), Lazard Asset Management LLC (the "Manager") and each of the Underwriters named therein, with respect to the issue and sale of the Fund's common stock, as described therein. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Purchase Agreement.

       1. FEE. In consideration of your services in offering advice relating to the structure and design of the Fund as well, services related to the sale and distribution of the Fund's common stock, and services relating to the provision of aftermarket support services (as set forth in Section 2) the Manager shall pay a fee to you in the aggregate amount of $[ ] (the "Fee"). The Fee shall be paid in eight installments, the first of which shall be paid or before [ ], 2005, with each subsequent installment being paid on or before the last business day of the respective calendar quarters. All payments shall be made by wire transfer to the order of Citigroup Global Markets Inc.

       2. AFTERMARKET SUPPORT SERVICES. During the term of this Agreement, Citigroup will provide any of the following aftermarket support services as may reasonably be requested by the Manager: (a) certain after-market shareholder support services designed to maintain the visibility of the Fund in the investor community, including but not limited to services such as making available public information pertaining to the Fund (such as market price, net asset value, yield and other information if reasonably obtainable) and to communicate to investors and prospective investors the Fund's features and benefits (including periodic seminars or conference calls, responses to questions from current or prospective shareholders and shareholder contact where appropriate); (b) relevant statistical, financial, comparative or other information, studies or reports regarding the Fund and other closed-end management investment companies, and the closed-end investment company industry (including but not limited to comparisons of the market performance and net asset values of similar investment companies); and (c) information to and consult with the Adviser with respect to applicable strategies designed to address market value discounts of the Fund, if any (which may include share repurchases, tender offers, modifications to dividend policies or capital structure, repositioning or restructuring of the Fund, conversion of the Fund to an open-end investment company, liquidation or merger; including providing information concerning the use and impact of the above strategic alternatives by other market participants.

       3. TERM. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof.

       4. INDEMNIFICATION. The Manager agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

       5. NOT AN INVESTMENT ADVISOR. The Manager acknowledges that you are not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of you, and you are not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services.

       6. NOT EXCLUSIVE. Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial advisor or in any other capacity for any other persons (including other registered investment companies or other investment managers).

       7. ASSIGNMENT. This Agreement may not be assigned by any party without prior written consent of the other party.

       8. AMENDMENT; WAIVER. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

       9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

      10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

       This Agreement shall be effective as of the date first written above.


                                  [END OF TEXT]

                                       LAZARD ASSET MANAGEMENT LLC


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


Agreed and Accepted:


CITIGROUP GLOBAL MARKETS INC.

By:
    ----------------------------------------------
    Name:
    Title:

                            INDEMNIFICATION AGREEMENT
                            -------------------------



                                                                  June [ ], 2005


Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

       In connection with the engagement of Citigroup Global Markets Inc. (the "Bank") to advise and assist the undersigned (together with its affiliates and subsidiaries, referred to as the "Company") with the matters set forth in the Structuring Fee Agreement dated June [ ], 2005 between the Company and the Bank (the "Agreement"), in the event that the Bank becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") with respect to the services performed pursuant to and in accordance with the Agreement, the Company agrees to indemnify, defend and hold the Bank harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence or willful misconduct of the Bank. In addition, in the event that the Bank becomes involved in any capacity in any Proceeding with respect to the services performed pursuant to and in accordance with the Agreement, the Company will reimburse the Bank for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by the Bank in connection therewith. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates and other constituencies, on the one hand, and the Bank, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates and other constituencies, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which the Bank has been retained to perform financial services bears to the fees paid to the Bank under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that the Bank is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Bank pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by the Bank, on the other hand. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not the Bank is an actual or potential party to such Proceeding, without the Bank's prior written consent. For purposes of this Indemnification Agreement, the Bank shall include the Bank, any of its affiliates, each other person, if any, controlling the Bank or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

       The Company agrees that neither the Bank nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted primarily from the gross negligence or willful misconduct of the Bank in performing the services that are the subject of the Agreement.

       THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE SERVICES PERFORMED PURSUANT TO AND IN ACCORDANCE WITH THE AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND THE BANK CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE BANK OR ANY INDEMNIFIED PARTY. EACH OF THE BANK AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

       The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Bank's engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                                       Very truly yours,


                                       LAZARD ASSET MANAGEMENT LLC


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


Accepted and agreed to as of
the date first above written:

CITIGROUP GLOBAL MARKETS INC.


By:
    ---------------------------------
    Name:
    Title: